Exhibit 10.1

STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT

THIS STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT (the "Agreement"), is entered into as of May 20, 2009, and shall have an "Effective Date" on the date of the Spin-off Stream Horizon Studios, Inc. from its parent Wavelit, Inc. a Nevada corporation and is made by and between:

1. Stream Horizon Studios, Inc., a British Columbia, Canada corporation, with address at 808, 9266 University Crescent, Burnaby, BC V5A AZ1, Canada ("SHS"); and

2. Sierra Vista Group Limited, a company organized under the laws of the British Virgin Islands, with registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and main office address at Room A, 20/E, International Trade Residential and Commercial Building, Nanhu Road, Shenzhen, China (''SVG").

Premises

A.   This Agreement provides for the acquisition of 100% of the issued and outstanding capital stock of SVG owned by Mr. Doug Liu (50%) and Mr. Yuan Zhao (50%) (collectively the "SVG Shareholders"), making SVG a wholly owned subsidiary of SHS, in exchange for the issuance of 241,250,000 shares of common stock of SHS, $.001 par value, which shall constitute a majority of the issued and outstanding, stock of SHS as of the Effective Date.

B.   The boards of directors of SHS and SVG have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

C.   The boards of directors of SHS and SVG acknowledge that SVG is in The process of changing the company name of SVG to "China Teletech Limited", and that upon completion of the transaction contemplated herein, SHS would also change the company name to 'Chins Teletech Limited" to reflect the new business of SHS.

D.   The parties desire that the exchange qualify us a tax free exchange meeting the requirements of Article 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

AGREEMENT

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF SHS

As an inducement to and to obtain the reliance of SVO, SHS represents and warrants as follows:

Section 1.1    Organization. SHS is a corporation duly organized, validly existing, and in good standing under the laws of British Columbia, Canada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the certificate of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of SHS's certificate of incorporation or bylaws. SRS has full power-, authority and legal right and has taken all action required by law, its certificate of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2    Capitalization. The authorized capitalization SHS consists of 250,000,000 shares which consists of one class of Common Stock in the amount of 250,000,000 shares having no par value each, of which there is one (I) share of common stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person, SHS has no securities, warrants or options authorized or issued, except for those disclosed in Schedule 1.2.

Section 1.3    Subsidiaries SHS has no subsidiaries.

Section 1.4   Tax Matters; Books and Records.

(a)    The hooks and records,natal and others, of SHS are in all material respects complete. and correct and have been maintained in accordance with good business accounting practices; and

(b)    SHS has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c)    or at the tistte of the closing. SIAS shall satisfy till outstanding debts, expenses and mpaid taxes.

Section 1.5    Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting SHS or its properties, at law or in euity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of SHS. SHS is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6    Material Contract Delimits. SHS is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations. properties, assets or condition of SHS, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which SHS has not taken adequate steps to prevent such a default from occurring.

Section 1.7    Information. The information concerning SHS us set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a Material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

Section 1.8    Title and Related Matters. SHS has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory. interest in properties and assets, real and personal (collectively, the “Assests”) free and clear of all liens, pledges, charges or encumbrances. SHS owns tie claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plaits, business plans, methods of management or other intimation utilized in connection with SHS's business: No third party has any right to, and SHS has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of SHS or any material portion of its properties, assets or rights.

Section 1.9   Contracts. On the closing date,

(a) There are no material contracts, agreements, leases, franchises, license agreements, or other commitments to which SHS is a ploy or by which it or any of its properties are bound, which have not been assigned to, or assumed by, another party;

(b) SHS is not a party to any contract. agreement, commitment instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as SHS can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of SHS; and

(c) SHS is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $500: (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of S500 in the aggregate; (vi) collective bargaining agreement: and (vii) contract, agreement or other commitment involving payments by it for more than $1,000 in the aggregate.

Section 1.10    Compliance With Laws and Regulations. To the best of SHS's knowledge and belief, SHS has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of SUS or would nut result in SHS incurring material liability.

Section 1.11    Approval of Agreement. The directors of SHS have authorized the execution and delivery of this Agreement and have approved the transactions contemplated.

Section 1.12    Material Transactions or Affiliations. There are no material contracts or meats of arrangement between SHS and any person, who was at the time of such contract, agreement or arrangement an officer, director- or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding common shares of SHS and which is to be performed in whole or in part alter the date hereof. SHS has no commitment. whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.13    No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which SUS is a party or to which any of its properties or operations are subject.

Section 1.14   Governmental Authorizations. SHS has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof, Except for compliance with federal and state securities and corporation laws, us hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court. or other governmental body is required in connection with the execution and delivery by SHS of this Agreement and the consummation of the transactions contemplated hereby.

Section 1.15   SEC Reporting and Compliance.

(a) SHS is not currently subject to SEC reporting requirements.

(b) To the best knowledge of SHS, SHS has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws. Section 1.16No General Solicitation or Advertising.. In issuing SHS common stock wider this Agreement, neither SHS nor anyone acting on its behalf has offered to sell the SHS common stock by any form of general solicitation or advertising.

Section 1.16    No General Solicitation or Advertising. In issuing SHS common stock wider this Agreement, neither SHS nor anyone acting on its behalf has offered to sell the SHS common stock by any form of general solicitation or advertising.

Section 1.17    Questionable Payments and Off-Balance Sheet Arrangements. Neither SHS nor any director, officer or, to the best knowledge of SHS, agent, employee or other person associated with or acting on behalf of SHS, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets: made any false or fictitious entries on the books of record of any such corporations, made any off-balance sheet arrangements; or made any bribe, rebate, payoff, influence payment. kickback or other unlawful payment.

Section 1.18    Indebtedness. The Financial Statements, sets forth as of the dates and periods indicated on such form and financial statements. all outstanding secured and unsecured Indebtedness of SHS, as applicable, or for which SHS, as applicable, has commitments. For the purposes of this Agreement. "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not. the same are or should be reflected in SHS's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of 55,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 1.19, SHS is not in default with respect to any Indebtedness

Section 1.19    Absence of Certain Developments. Except as may be disclosed in the Disclosure Documents, SHS has not:

(a) other than upon conversion of any outstanding preferred stock or notes, issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto:

(b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion olds prior fiscal year, as adjusted to reflect the current nature and volume of SHS's business;

(c) made capital expenditures or commitments therefor that aggregate in excess of $10,000:

(d) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

Section 1.20    Financial Statements. The balance sheets, and statements of income, changes in financial position and stockholders' equity contained in the SHS financial statements filed with the SEC, ("SHS Financial Statements") (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of SHS, and (iii) present fairly in all material respects the financial condition of SHS at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF SVG

As an inducement to, and to obtain the reliance of SVG, represent and warrant as follows.

Section 2.1    Organization. SVG is duly organized, validly existing and in good standing under the laws of the Jurisdiction of its incorporation and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country, provinces or states, as applicable in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the charter documents of the Selling Parties and each of the Selling Parties has full power, authority and legal right and has taken all action required by its charter documents or otherwise to authorize the execution and delivery of this Agreement

Section 2.2    Capitalization. 100% of the issued and outstanding common stock of SVG is held by SVG Shareholders. All issued and outstanding common shares of SVG have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. SVG has no other securities, warrants or options authorized or issued.

Section 2.3    Subsidiaries. SVG has the following subsidiaries:

(a) Shenzhen Rongxin Investment Co., Ltd., located at Room A, 20/F, International Trade Residential and Commercial Building, Nanhu Road, Shenzhen, China.

(b) Guangzhou Yueshen Taiyang Network and Technology Co , Ltd., located at 1/F, No. 139, Yingyuan Road, Yuexiu District, Guangzhou, China.

Section 2.4    Tax Matters. Books & Records.

(a) The books and records, financial information of SVG are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(b) SVG has no liabilities with respect to the payment of any country, federal, state, province. county, local or other taxes (including any deficiencies, interest or penalties); and

Section 2.5    Information and Disclosure. Neither this Agreement nor any other documents, certificates or instruments furnished to SHS by or on behalf of SVG in connection with the transactions contemplated by this Agreement (collectively, the "Disclosure Documents") contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not false or misleading.

Section 2.6    Title and Related Matters. SVG has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances No third party has any right to, and SVG has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, business prospects. financial conditions or operating results of SVG, as applicable, or any material portion of its properties, assets or rights.

Section 2.7    Litigation and 'Proceedings. There are no actions, suits or proceedings pending, or threatened by or against or affecting SVG, at law or m equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the businesses, operations, business prospects. financial conditions or operating results of SVG. SVG does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.8    Contracts. On the Closing Date

(a) There are no material contracts, agreements, franchises, cense agreements, or other commitments to which SVG, is a party to or by which either of them or any of their subsidiaries or properties are bound;

(b) SVC is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which may now, or in the future (as far as SVG, as applicable, can now foresee), may, individually or in the aggregate. have a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of SVG; As used in this Agreement, the term "material adverse effect" means any material adverse effect on the business, operations, properties, prospects, or financial condition of SVG, as applicable, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of SVG to perform any of their respective obligations under this Agreement in any material respect. and

(c) SVG is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate: (vi) collective bargaining agreement: and (vii) contract, agreement, or other commitment involving payments by it for more than $5,000 in the aggregate.

Section 2.9   No Conflict. The execution, delivery and performance of this Agreement, and any other agreement, documents and instruments related to the transactions contemplated herein, by SVG do not and will not (i) violate any provision of the charter documents of SVG, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to either SVG is a party or by which either SVG or any of its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of SVG under any agreement or any commitment to which either SVG is a party or by which either SVG is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to SVG, or by which any property or asset of SVG or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect. The business of SVG is not being conducted in violation of any laves, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.

Section 2.10   Material Contract Defaults.To the best of the knowledge of SVG, SVG is not in default under the terms of any outstanding contract, agreement, lease or other commitment which has, individually or in the aggregate, a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of SVG. and there is no event of default in any such contract, agreement, lease or other commitment which default has, individually or in the aggregate, a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of SVG.

Section 2.11   Governmental Authorizations. To the best of the knowledge of SVG. SVG and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, or the applicable laws of the PRC, as applicable, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Selling Parties of the transaction documents contemplated hereby.

Section 2.12    Compliance with Laws and Regulations. To the best of knowledge of SVG, the business of SVG and its subsidiaries have been and are presently being conducted in accordance with all applicable federal. state and local governmental laws, rules, regulations and ordinances, and all applicable laws, rules, regulations and ordinances of the PR.C, as applicable, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. SVG and its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate. could not reasonably he expected to have a Material Adverse Effect.

Section 2.13    Insurance. Each of SVG's insurable properties are insured for SVG's benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will he outstanding and in full force at the Closing Date.

Section 2.14    Approval of Agreement. The directors of SVG have authorized the execution and delivery of this Agreement and have approved the transactions contemplated hereby.

Section 2.15    Material Transactions or Affiliations. As of the Closing. ate, there will exist no material contract, agreement or arrangement between SVG and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by SVG to own beneficially, ten percent (10%) or more of the issued and outstanding common shares of SVG and which is to be per6ermed in whole or in part after the date-hereof SVG has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.16    Indebtedness. The financial statements provided by SVG sets forth as of the dates and periods indicated on such form and financial statements, all outstanding secured and unsecured Indebtedness of SVG, as applicable, or for which SVG, as applicable, has commitments. For the purposes of this Agreement,. "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and Other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in SVG's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary, course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP.

Section 2.17    Absence of Certain Developments. SVG has not::

(a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto:

(b)borrowed any amount or incurred or become subject to any liabilities (absolute contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of SVG's business;

(c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of us capital stock;

(e) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business,

(f) sold, assigned or transferred any patent rights, trademarks, trade names. copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to SHS or its representatives;

(g)suffered any substantial losses or waived any rights of material value, whether or riot in the ordinary course of business, or suffered the loss of any material amount of prospective business:

(h)made any changes in employee compensation except in the ordinary business and consistent with past practices;

(i)  made capital expenditures or commitments therefore that aggregate in exams of $10,000

(j) entered into any other transaction other than in the ordinary course of business, or to any other material transaction, whether or not in the ordinary course of business;

(k) made charitable contributions or pledges in excess of $10,000;

(l) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(m) experienced any material problems with labor or management connection with and conditions of their employment;

(n)effected any two or more events of the foregoing kind which in the aggregate would be material  to the Company or its subsidiaries; or

(o) entered into an agreement, written or otherwise, to take any of the foregoing actions.

Section 2.18    Financial Statements. The balance sheets, and statements of income. changes in financial position and stockholders' equity contained in the SVG' financial statements: (i) have been prepared in accordance with GAAP, (ii) are in accordance with the books and records of the SVG; and (iii) present fairly in all material respects the financial condition of the SVG at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified

ARTICLE III

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1    Share Exchange/Delivery of SVC Securities. On the Closing Date. SVG Shareholders, the holders of 100% of the issued and outstanding SVG common Shares, shall deliver to SHS certificates or other documents evidencing all of the issued and outstanding SVG common shares, duly endorsed in blank or with executed power attached thereto in transferable form, On the Closing Date, all previously issued and outstanding common shares of SVG shall lie transferred to SHS, so that SVG shall become a wholly owned subsidiary of SHS.

Section 3.2    Issuance of SHS Shares. In exchange for 100% of the SVG common shares tendered pursuant to Section 3.1, SHS shall issue to SVG Shareholders and/or its nominee(s), such number of shares of common stock of SHS as to equal 96.5% of the issued and outstanding shares of common stock of SHS as of the Closing Date. Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.

Section 3.3   Events Prior to Closing. Upon execration hereof or as soon thereafter as practical, management of SHS and SVG shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may he reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 3.4    Closing Date. The closing ("Closing Date") of the transactions contemplated by this Agreement shall be on the date and at the time the exchange documents are filed with the British Columbia Ministry of Finance in accordance with applicable laws.

Section 3.5    Termination.

(a)This Agreement may be terminated by any Party, at any time prior to the Closing Date if:

(i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement, or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

Except as otherwise agreed by the Parties with respect to the payment of expenses, in the event of termination pursuant to Paragraph (a) of this Section, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated

(b)This Agreement may be terminated at any time prior to the Closing Date by a Party if any Party shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Parties contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given.

Should this Agreement is terminated pursuant to Paragraph (b) of this Section, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Section 3.8    Directors of SHS After Acquisition. Upon the Closing, the current director(s) of SHS shall appoint directors identified below and shall thereafter resign. Each newly appointed director shall hold office until his successor has been duly elected and has qualified or until his death, resignation or removal.

(a)    Dong Liu
(b)   Yuan Zhao

Section 3.9    Officers of SHS. Upon the closing, the following people shall be appointed as officers of SHS:

Name	Office
Dong Liu	President
Yuan Zhao	Secretary

ARTICLE IV

SPECIAL COVENANTS

Section 4.1   Access to Properties and Records. Prior to closing. SHS and SVG will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, so that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2   Availability of Rule 144. SHS and SVG Shareholders holding "restricted securities", as that term is defined in Rule 144 of the 1933 Securities Act will remain as "restricted securities-. SHS is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of SHS and SVG holding restricted securities of SUS and SVG as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation oldie transactions herein contemplated.

Section 4.3   Special Covenants and Representations Regarding the SHS Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the SHS common shares to the shareholders of SVG as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter a/ia, upon the circumstances under which the SVG Shareholders acquire such securities.

Section 4.4   Third Party Consents. SHS and SVG agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5    Actions Prior to and Subsequent to Closing.

(a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, SHS and SVG will each use its best efforts to

(i) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii)maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and

(iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.

(b)From and after the date of this. Agreement until the Closing Date, SHS will not, without the prior consent of SVG:

(i) except as otherwise; -pforth herein, make any hange in its certificate of incorporation or bylaws,

(ii) declare or pay any dividend on its outstanding common shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii) enter into or amend any employment, severance or agreements or arrangements any directors or officers;

(iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any common shares, or

(v) purchase or redeem any common shares.

Section 4.6    Indemnification.

(a) SHS hereby agrees to indemnify SVG, each of their respective officers, agents and directors as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b) SVG hereby agrees to indemnify SHS, each of the officers, agents, directors and current shareholders of SHS as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF SHS

The obligations of SHS under this Agreement are subject to the  satisfaction at or before the Closing Date, of the following conditions:

Section 5.1   Accuracy of Representations. The representations and warranties made by the Selling Parties in this Agreement were true when made and shall he true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and the Selling Parties shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by SVG prior to or at the Closing. SHS shall be furnished with a certificate, signed by a duly authorized officer of SVG and dated the Closing Date, to the foregoing effect

Section 5.2   Director Approval.     The Board of Directors of SHS shall have approved this Agreement and the transactions contemplated herein.

Section 5.3   Officer's Certificate.SIB shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of SVG to the effect that:

(a) the representations and warranties of SVG set forth in the Agreement and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date;

(b) SVG has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date:

(c) since such date, SVG has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business: and

(d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of SVG, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement which might result in any material adverse change in any of the assets, properties, business or operations of SVG.

Section 5.4   No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of SVG.

Section 5.5   Other Items. SHS shall have received such further documents, certificates or instruments relatinghe transactions contemplated hereby as SHS may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF SVG

Section 6.1   Accuracy of Representations. The representations and warranties made by SHS in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and SHS shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by SHS prior to or at the Closing. SVG shall have been furnished with a certificate, signed by a duly authorized executive officer of SHS and dated the Closing Date, to the foregoing effect.

Section 6.2   Director Approval. The Board of Directors of SHS shall have approved this Agreement and the transactions contemplated herein.

Section 6.3   Officer's Certificate. SVG shall be furnished with a certificate dated the Closing Date and signed by a duty authorized officer of SHS to the effect that

(a) the representations and warranties of SHS set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and

(b) SHS has performed all covenants, satisfied all conditions, and complied with all other terms provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

Section 6.4   No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of SHS.

Section 6.5   Cancellation of Outstanding Options, Warrants, Rights, Etc. Prior to the Closing Date, SHS shall cancel all outstanding stock options, rights or commitments to issue shares of SHS common or preferred stock, warrants and convertible notes, and warrants that there shall be no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities issued or outstanding.

Section 6.6   Cancellation of Voting Trusts. Prior to the Closing Date. SHS shall cancel all voting trusts, agreements or arrangements among any of the beneficial holders of SHS common or preferred stock affecting the nomination or election of directors or the exercise of the voting rights of SHS common or preferred stock.

ARTICLE VII

MISCELLANEOUS

Section 7.1   Brokers and Finders.  The Parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party

Section 7.2   Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, United States of America.

Section 7.3   Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid. or by prepaid telegram to the address provided above to each Party or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.4   Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5   Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative. officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6   Schedules; Knowledge. Each party is presumed to have full knowledge of all information delivered pursuant to this Agreement,

Section 7.7   Third Party Beneficiaries.This contract is solely between SHS and SVG and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8   Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof, There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9   Survival; Termination, The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

Section 7.10   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of' which taken together shall he but a single instrument.

Section 7.11   Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a written consent by all parties hereto, with respect to any of the terms contained herein (except with respect to any obligations or liabilities of the SVG shareholders, which may be amended by a written consent of all the parties to this Agreement), and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written consent by the party or parties for whose benefit the provision is intended.

Section 7.12   Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.13   Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.14   Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.15   Severability. In the event that any particular provision or provisions of this agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.16   Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement. In such event, the party that has failed to fulfill the conditions specified in this Agreement will be liable for the other party's legal fees, as limited in this Section. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.17   No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof

Section 7.18   Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (h) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.19   Amendment. At any time after the Closing Date. this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended,

Signature page Share Exchange Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respected duly authorized officers or representatives and entered into as of the date first above written.

Stream Horizon Studios, Inc.

/s/ Henry Liguari
By: Henry Liguari

Its: Director

Sierra Vista Group Limited

By:
Its: